Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Dan Preston, Chief Executive Officer of Metromile, Inc. (the “Company”), and Regi Vengalil, Chief Financial Officer of the Company, each hereby certifies, that, to the best of their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10, 2021	By:	/s/ Dan Preston
Dan Preston
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Regi Vengalil
Regi Vengalil
Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Metromile, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.